ePlus Reports First Quarter 2007 Financial Results:
Revenues Increase 26.6% to $190 Million

HERNDON, VA – September 21, 2007– ePlus inc. (OTC: PLUS - news), today announced financial results for its first quarter of fiscal year 2007, which ended June 30, 2006 (“the Quarter”).  Revenues for the quarter increased 26.6% to $189.7 million from $149.8 million in the three months ended June 30, 2005 (“the Prior Quarter”).  Net earnings for the Quarter increased 50.3% to $2.0 million from $1.3 million the Prior Quarter, and fully diluted earnings per share increased 57.1% to $0.22 from $0.14.

Sales of product and services increased 30.1% to $175.5 million for the Quarter compared to $134.9 million generated the Prior Quarter, and represented 92.5% and 90.0% of total revenue, respectively.  The cost of sales, product and services increased 28.1% to $156.4 million as compared to $122.1 million the Prior Quarter.  The gross margin on sales of product and services was 10.9% in the Quarter as compared to 9.5% the Prior Quarter.

Lease revenues increased 0.3% to $11.3 million in the Quarter, and the net investment in leased assets was $212.2 million as of June 30, 2006, a 3.1% increase from $205.8 million as of March 31, 2006.  Direct lease costs increased 33.0% in the Quarter to $5.0 million.  Fee and other income was $2.8 million in the Quarter, a decrease of 21.8% over the Prior Quarter.

Professional and other fees increased 35.8% in the Quarter to $1.3 million, primarily due to increased expenses for litigation related to the bankruptcy of one of the Company’s lessees.  Salaries and benefits expenses increased 17.0% to $17.3 million in the Quarter.  The Company employed 697 people as of June 30, 2006, as compared to 651 people as of June 30, 2005.  General and administrative expenses decreased 2.4% to $4.4 million in the Quarter.

Interest and financing costs increased 29.8% to $2.0 million in the Quarter.  This is primarily due to an increasing lease portfolio and related non-recourse debt financings, and increasing debt rates on new financings.  Non-recourse notes payable increased 4.8% to $134.1 million as of June 30, 2006 as compared to $128.0 on March 31, 2006.

Basic and fully diluted earnings per common share were $0.24 and $0.22 respectively, for the Quarter as compared to $0.15 and $0.14, respectively, for the Prior Quarter.  Basic and diluted weighted average common shares outstanding for the Quarter were 8,207,369 and 8,723,439, respectively, and 8,545,744 and 9,078,604, respectively for the Prior Quarter.  In the Quarter, ePlus repurchased 209,000 shares of outstanding common stock for an aggregate purchase price of $2.9 million, as compared to repurchases of 55,000 shares for an aggregate purchase price of $0.6 million in the Prior Quarter.  Since the inception of the initial repurchase program on September 20, 2001, and as of June 30, 2006, the Company had repurchased 2,978,990 shares of our outstanding common stock at an average cost of $11.04 per share for a total of $32.9 million.

The Company’s cash and cash equivalents balance as of June 30, 2006 was $22.6 million as compared to $20.7 million as of March 31, 2006.

Restatements

The Form 10-Q for the quarter ended June 30, 2006 contains restatements of the Consolidated Statements of Operations and Cash Flows for the Prior Quarter for the effects of errors in accounting for stock options and other items.  More information about the Company’s accounting restatement is contained in its Form 10-K for the fiscal year ended March 31, 2006 and its Form 10-Q for the quarter ended June 30, 2006.

The financial results presented herein are unaudited. Investors are encouraged to review the Company’s Form 10-Q and to review other SEC filings including the Company's audited financial statements contained in the FY06 Form 10-K.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 650 associates in 30+ offices serving more than 2,500 customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements.”  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the effects of the delisting of the Company’s common stock from The Nasdaq Global Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to re-apply to list our shares of common stock on The Nasdaq Global Market; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of September 21, 2007.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)	As of	As of
	March 31, 2006	June 30, 2006
ASSETS	(in thousands)

Cash and cash equivalents	$20,697	$22,616
Accounts receivable—net	103,060	129,779
Notes receivable	330	321
Inventories	2,292	12,025
Investment in leases and leased equipment—net	205,774	212,198
Property and equipment—net	5,629	5,253
Other assets	10,038	10,055
Goodwill	26,125	26,125
TOTAL ASSETS	$373,945	$418,372

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable—equipment	$7,733	$8,530
Accounts payable—trade	19,235	22,364
Accounts payable—floor plan	46,689	66,455
Salaries and commissions payable	4,124	4,407
Accrued expenses and other liabilities	33,346	36,882
Income taxes payable	104	164
Recourse notes payable	6,000	15,000
Non-recourse notes payable	127,973	134,095
Deferred tax liability	165	1,078
Total Liabilities	245,369	288,975

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized;
11,037,213 issued and 8,267,223 outstanding at March 31, 2006
and 11,191,231 issued and 8,212,241 outstanding at June 30, 2006	110	112
Additional paid-in capital	72,811	74,455
Treasury stock, at cost, 2,769,990 and 2,978,990 shares, respectively	(29,984)	(32,884)
Deferred compensation expense	(25)	-
Retained earnings	85,377	87,330
Accumulated other comprehensive income—
foreign currency translation adjustment	287	384
Total Stockholders' Equity	128,576	129,397
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$373,945	$418,372

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30,
	2005	2006
	As Restated
	(dollar amounts in thousands, except per share data)
REVENUES

Sales of product and services	$134,870	$175,493
Lease revenues	11,294	11,332
Fee and other income	3,640	2,845

TOTAL REVENUES	149,804	189,670

COSTS AND EXPENSES

Cost of sales, product and services	122,107	156,362
Direct lease costs	3,777	5,024
Professional and other fees	947	1,286
Salaries and benefits	14,789	17,303
General and administrative expenses	4,461	4,356
Interest and financing costs	1,538	1,995

TOTAL COSTS AND EXPENSES	147,619	186,326

EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,185	3,344

PROVISION FOR INCOME TAXES	885	1,391

NET EARNINGS	$1,300	$1,953

NET EARNINGS PER COMMON SHARE—BASIC	$0.15	$0.24
NET EARNINGS PER COMMON SHARE—DILUTED	$0.14	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,545,744	8,207,369
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	9,078,604	8,723,439

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150